Exhibit 4.2

NUMBER C-	SHARES CUSIP [___]

SEE REVERSE FOR CERTAIN DEFINITIONS

NORTHSTRIVE ACQUISITION CORP I.
INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS
CLASS A ORDINARY SHARES

THIS CERTIFIES THAT          is the owner of _______________

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A ORDINARY SHARES OF PAR VALUE $0.0001 (the “Ordinary Shares”) EACH OF NORTHSTRIVE ACQUISITION CORP I.,  a Cayman Islands exempted company with limited liability (the “Company”), transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed, and subject to the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time (the “Memorandum and Articles”).

This certificate is not valid unless countersigned by the Transfer Agent and recorded in the register of members of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated: _________

Chief executive officer	Chief financial officer

NorthStrive Acquisition Corp I.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s Memorandum and Articles and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT	–		Custodian
					(Cust)		(Minor)
TEN ENT	–	as tenants by the entireties
under Uniform Gifts to Minors Act
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____________________________________________________________________________ represented by the within Certificate, and hereby irrevocably constitutes and appoints

____________________________________________________________________________ to transfer the said shares of Ordinary Shares on the books of the within named Company with full power of substitution in the premises.

Dated:

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15, OR ANY SUCCESSOR RULE).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the Ordinary Shares sold in its initial public offering and liquidates because it does not consummate a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses (each a “Business Combination”) within the period of time set forth in the Memorandum and Articles, (ii) the Company redeems the Ordinary Shares sold in its initial public offering in connection with a shareholder vote to approve an amendment to the Memorandum and Articles (A) that would affect the substance or timing of the Company’s obligation to redeem 100% of the Ordinary Shares if it does not consummate an initial business combination within the time period set forth therein or (B) any other provision relating to the rights of holders of Ordinary Shares or pre-initial Business Combination activity or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Ordinary Shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial Business Combination) setting forth the details of a proposed initial Business Combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.